UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 8, 2010
TRIDENT MICROSYSTEMS, INC.
(Exact name of registrant as specified in its charter)
0-20784
(Commission File Number)

Delaware	77-0156584
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)
3408 Garrett Drive
Santa Clara, California 95054-2803
(Address of principal executive offices, with zip code)
(408) 764-8808
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          As previously disclosed, Trident Microsystems, Inc. (the “Company” or “Trident”) and its wholly-owned subsidiary, Trident Microsystems (Far East) Ltd., a corporation organized under the laws of the Cayman Islands (“TMFE”), entered into a Share Exchange Agreement dated October 4, 2009 (as amended the “SEA”) with NXP B.V., a Dutch besloten vennootschap, (“NXP”), pursuant to which Trident and TMFE agreed to acquire selected assets and liabilities of NXP’s television systems and set-top box business lines (the “Business”) in exchange for the issuance to NXP of such number of shares of Trident common stock equal to 60% of the outstanding shares, after giving effect to the share issuance to NXP (the “Acquisition”).
          On February 8, 2010, the parties completed the Acquisition and 104,204,348 new shares of Trident common stock were issued to NXP (the “Shares”), with such number including an issuance of 6,666,667 shares of common stock at a price of $4.50 per share, resulting in cash proceeds to Trident of $30 million. Additionally, Trident issued to NXP four shares of Trident’s Series B Preferred Stock (the “Preferred Shares”). The Preferred Shares were issued pursuant to an Amended and Restated Certificate of Designation of Series B Preferred Stock, filed with the Secretary of State of Delaware on February 5, 2010 (the “Certificate of Designation”).
          In connection with the Acquisition, the parties identified below entered into the following ancillary documents, each effective as of February 8, 2010:
•	An Intellectual Property Transfer and License Agreement (the “License Agreement”), between TMFE and NXP, pursuant to which NXP has transferred to a newly formed Dutch besloten vennootschap acquired by TMFE (a “Dutch Newco”), certain patents, software and technology, including those exclusively related to the acquired business lines. Pursuant to the terms of the License Agreement, NXP has granted a license to Dutch Newco to certain patents, software and technology used in other parts of NXP’s business and Dutch Newco has granted a license back to NXP to certain of the patents, software and technology that will be transferred to Dutch Newco.

•	A Stockholder Agreement (the “Stockholder Agreement”), between the Company and NXP, setting forth the designation of nominees to the Trident Board, providing certain restrictions on the right of NXP to freely vote its shares of Trident common stock received pursuant to the Share Exchange Agreement, and providing a two year lock up during which NXP cannot transfer its shares of Trident common stock, subject to certain exceptions, including transfers to affiliates. In addition, under the Stockholder Agreement NXP has agreed to standstill restrictions for six years, including restrictions on future acquisition of Trident securities, participation in a solicitation of proxies, and effecting or seeking to effect a change of control of Trident. The Stockholder Agreement also sets forth certain major decisions that may only be taken by the Trident Board upon a supermajority vote of two-thirds of the directors present. The Stockholder Agreement provides NXP with certain demand and piggy-back registration rights related to the Shares, and grants certain preemptive rights to NXP with respect to future issuances of Trident common stock. A copy of the Stockholder Agreement was included as an exhibit to the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 18, 2009.

•	A Transition Services Agreement, between Trident and NXP, pursuant to which NXP agrees to provide to Trident for a limited period of time specified transition services and support, including order fulfillment and delivery; accounting services and financial reporting services; human resources management (including compensation and benefit plan management, payroll services and training); pensions; office and infrastructure services (including access to certain facilities for a limited period of time); sales and marketing support; supply chain management (including logistics and warehousing); quality control; financial administration; ICT hardware and ICT software and infrastructure; general IT services; export, customs and licensing services; and telecommunications. Depending on the service provided, the term ranges from three to 18 months, provided that the services for IT and ITC could continue into the fourth quarter of 2011.

•	A Manufacturing Services Agreement (the “ MSA”), between Trident and NXP relating to contract manufacturing services to be provided by NXP for a limited period of time for finished goods as well as certain front end, back end and other related manufacturing services for products acquired by Trident. The term of the MSA ends on the earlier of (i) June 30, 2011 and (ii) the readiness of the Company’s enterprise resource planning system.

          In connection with the Acquisition, the Company entered into the Second Amendment (the “Second Amendment”) to Amended and Restated Rights Agreement, dated as of July 23, 2009, between Trident and Mellon Investor Services LLC, as amended on May 14, 2009 (the “Rights Agreement”) described under Item 3.03 below, and such description is incorporated herein by reference.
          The full text of the press release, dated February 8, 2010, announcing the completion of the Acquisition, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 2.01 Completion of Acquisition or Disposition of Assets
          As set forth in Item 1.01 above, on February 8, 2010, the Acquisition was consummated. The information set forth in Item 1.01 above is incorporated herein by reference.
          As a result of the completion of the Acquisition, Trident acquired the Business from NXP, and NXP was issued the Shares, together with four shares of Series B Preferred Stock. Prior to the completion of the Acquisition, the Company’s certificate of incorporation was amended to increase the number of authorized shares of common stock, as approved at the meeting of the stockholders of the Company held on January 27, 2010, and the Certificate of Designation was filed with the Secretary of State of Delaware.
Item 2.02 Results of Operations and Financial Condition.
          On February 8, 2010, the Company issued a press release announcing its operating and financial results for the fiscal year ended December 31, 2009, and intends to discuss the financial results announced in the press release during a related conference call to be held on February 8, 2010. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. A copy of the press release is being furnished as Exhibit 99.2 and is incorporated herein in its entirety by reference.
          The information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.2, is furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, the information in this Current Report on Form 8-K, including the exhibits, shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Included in the press release is financial information prepared on a Generally Accepted Accounting Principles (“GAAP”) basis, as well as certain non-GAAP information. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures as well as a discussion of management’s uses of, and rationale for presenting, the non-GAAP financial measures. To supplement the consolidated financial results prepared under GAAP, the Company uses a non-GAAP conforming, or non-GAAP, measure of net loss that is GAAP net loss adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss gives an indication of the Company’s baseline performance before gains, losses or other charges that are considered by management to be outside the Company’s core operating results. In addition, non-GAAP net loss is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. The Company computes non-GAAP net loss by adjusting GAAP net loss for acquisition-related expenses, amortization and impairment of intangible assets from acquisitions, stock-based compensation expense, expenses related to the stock option investigation and related matters, restructuring charges, expenses related to software license fees adjustment, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net loss is provided in a table following non-GAAP Consolidated Statements of Operations included with Exhibit 99.2.
Item 3.02 Unregistered Sale of Equity Securities
     As set forth in Item 1.01 above, in connection with the Acquisition, the Company issued 104,204,348 shares of Trident common stock to NXP. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 promulgated thereunder, based, in part, on representations and warranties of NXP.
     Pursuant to the terms of he Stockholder Agreement, the Company has agreed to provide to NXP certain registration rights relating to the Shares, including piggy-back registration rights and rights to require the filing of a resale registration statement beginning two years after the completion of the Acquisition. The information set forth in Item 1.01 above is incorporated herein by reference.
Item 3.03 Material Modification to Rights of Security Holders
     In accordance with the terms of the Share Exchange Agreement described in Item 1.01 above, Trident has amended the Rights Agreement, to provide neither NXP nor its affiliates will become an acquiring person, as defined in the Rights Agreement, subject to such party’s compliance with the terms of the Stockholder Agreement. Under the Second Amendment, neither the Acquisition, nor any of the actions contemplated by the SEA will result in a triggering event as defined in the Rights Agreement. As a result of such amendment, the rights will not separate from the shares and will not become exercisable as a result of the execution, delivery or performance of the SEA or the Acquisition.
     The foregoing description of the terms of the Second Amendment is qualified in its entirety by reference to the provisions of the Second Amendment, a copy of which is attached hereto as Exhibit 4.5 and incorporated herein by reference.
     On February 5, 2010, the Company filed the Certificate of Designation with the Secretary of State of the State of Delaware. The Certificate of Designation sets forth the rights, preferences and privileges of the holders of the Series B Preferred Stock, including the right to elect members of the Company’s Board of Directors. The Certificate of Designation is further described under Item 5.03 below, and such description is incorporated herein by reference.
Item 5.01 Changes in Control of Registrant
     The information set forth in Item 1.01, 2.01, 3.02 and 3.02 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (b)
     As previously disclosed in the Company’s definitive proxy statement on Schedule 14A filed on December 18, 2009, Mr. Glen Antle and Mr. Hans Geyer indicated their intent to resign from the Board effective upon the consummation of the Acquisition. Effective as of immediately following the closing of the Acquisition, Mr. Glen Antle and Mr. Hans Geyer resigned as directors of Trident.
     (c)
     In connection with the expected completion of the Acquisition, by letter agreement dated February 2, 2010, Trident appointed Christos Lagomichos as President, effective as of February 8, 2010.
     Mr. Lagomichos will be paid a base salary of $628,000 per year, and be eligible to participate in the Company’s key employee bonus plan at a rate of up to 100% of his annual base salary. Mr. Lagomichos has been granted options to purchase 109,000 shares of the Company’s common stock, with an exercise price equal to the closing price of a share of Trident common stock on the Nasdaq Global Market on February 8, 2010, and vesting over four years at the rate of 25% on each of the first four anniversaries of his employment start date. In addition, Mr. Lagomichos has been granted a performance based restricted stock award consisting of 187,500 shares of Trident’s common stock, with vesting subject to performance metrics established by the Compensation Committee. Mr. Lagomichos is also eligible to participate in all benefit plans, programs and arrangements generally made available to executive officers of the Company.
     Should the Company terminate Mr. Lagomichos’ employment without cause, or should he terminate his employment at any time for good reason, as defined in his employment agreement, the Company shall pay to Mr. Lagomichos an amount equal to twenty four months’ of his base salary, his annual target bonus earned through the date of termination of employment, and reimbursement of health insurance premiums for up to twelve months.
     Prior to joining Trident, Mr. Lagomichos, 54, served as Executive Vice President and General Manager of NXP’s Home business unit from 2007 to 2010. Prior to joining NXP, Mr. Lagomichos was employed at STMicroelectronics from 1985 to 2007, where he was last Corporate Vice President and General Manager of STMicroelectronics’ Home Entertainment & Displays Group. Prior to STMicroelectronics, Mr. Lagomichos was a Design Engineer with Siemens Neuperlach from 1983 to 1985. He has a degree in Electronic Engineering from the Technical University of Munich.
     A copy of the employment agreement between the Company and Mr. Lagomichos is attached hereto as Exhibit 10.40.
     Effective upon the closing of the Acquisition, Mr. Pete J. Mangan and Mr. David L. Teichmann will each receive a bonus of $150,000 for his extraordinary contributions to the Acquisition. In addition, Ms. Sylvia Summers Couder will be awarded 67,000 shares of restricted stock, vesting on February 8, 2012, dependent upon achievement of specified financial metrics by the Company.
     (d)
     Pursuant to the provisions of the bylaws of the Company, the Trident Board of Directors (the “Board”) has adopted resolutions increasing the size of the Board to nine members, creating two vacancies, which, together with the vacancies created by the resignations of Mr. Antle and Mr. Geyer, left four vacancies on the Board. Effective as of immediately following the closing of the Acquisition on February 8, 2010, the following persons were designated by NXP as its nominees to the Trident Board, pursuant to the terms of the Stockholders Agreement and the Certificate of Designation, and the Board elected such four nominees to fill the four vacancies on the Board:

Name	Class
Richard L. Clemmer	Class I
David Kerko	Class II
Philippe Geyres	Class I
A.C. D’Augustine	Class III
     The business backgrounds of the newly appointed NXP directors are as follows:
     Richard L. Clemmer, 58, is President and Chief Executive Officer and also holds the position of Chairman of the Management Board at NXP Semiconductors. Prior to joining NXP, Mr. Clemmer drove the turnaround and re-emergence of Agere Systems, the Lucent spin-out and a leader in semiconductors for storage, wireless data, and public and enterprise networks. He also served as Chairman of u-Nav Microelectronics, a leading GPS technology provider, and held a five-year tenure at Quantum Corporation where he was Executive Vice President and Chief Financial Officer. Prior to Quantum, Mr. Clemmer worked for Texas Instruments as Senior Vice President and Chief Financial Officer. Mr. Clemmer holds a bachelor’s degree in business administration from Texas Tech University and an MBA from Southern Methodist University. He also serves on the boards of NCR Corporation and i2 Technologies, Inc.
     David M. Kerko, 36, has been a Director of Kohlberg Kravis Roberts & Co. L.P. since December 2006. He was a Principal of Kohlberg Kravis Roberts & Co. L.P. between 2002 and 2006, having begun his career at Kohlberg Kravis Roberts & Co. in 1998. Prior to joining KKR, Mr. Kerko was with Gleacher NatWest Inc. Mr. Kerko holds a B.S., summa cum laude, from The Wharton School, and a B.S.E., summa cum laude, from the School of Engineering and Applied Sciences, University of Pennsylvania. He also serves on the board of Arago Technologies.
     Philippe Geyres, 57, was CEO of Oberthur Card Systems, a French smart card company publicly listed on Euronext, Paris, during 2007 and 2008. Previously, he was from 1983 to 2006 with ST Microelectronics, most recently as Executive Vice-President, Consumer and Telecom Products after having held several management positions within Thomson-Semiconductors and SGS-Thomson, their predecessors in business. Before ST, Mr. Geyres was with Fairchild Semiconductor in Mountain View, CA as Operations Manager of the Bipolar Division, after having joined its parent company Schlumberger as IT Director for oil-field services. He began his professional career in 1974 with IBM at Corbeil-Essonnes. Mr. Geyres graduated as an engineer from the Ecole Polytechnique of Paris in 1973. Mr. Geyres serves as a member of the board of directors of Advanced Digital Broadcast, a Swiss company listed in Zurich and of Arteris, a privately-held networking IP company in San Jose, California.
     A.C. D’Augustine, 65, is currently managing a private investment company and is chairman of Syntricity Corp., a privately-held semiconductor test software company located in San Diego, California, which he joined in 2000 and was appointed chairman of the board effective October 2004. Mr. D’Augustine has over thirty-five years of senior management experience in the semiconductor technology system and software industries and has held various senior management positions in companies that include Texas Instruments, Applied Micro Circuits Corporation, Brooktree and Conexant. He initiated and built the AMCC telecommunications business, as a foundation to its initial public offering in 1998, and assembled and directed Conexant’s digital infotainment division prior to Conexant’s initial public offering in 1998. Mr. D’Augustine holds a BSEE from Drexel University and an MBA from Rutgers University.
Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.
     As set forth in Items 1.01 and 3.03 above, in connection with the completion of the Acquisition, on February 5, 2010, Trident filed the Certificate of Designation with the Secretary of State of the State of Delaware.
     The Amended and Restated Certificate of Designation is attached hereto as Exhibit 3.6 and is incorporated by reference herein.
     Pursuant to the provisions of Article II, Section 1 of the Bylaws of the Company, the Board has adopted resolutions increasing the size of the Board to nine members, creating two vacancies, which, together with the vacancies created by the resignations of Mr. Antle and Mr. Geyer described in Item 5.02(b) above, left four vacancies on the Board. Pursuant to the provisions of Article II, Section 2 of the Bylaws, the Board has elected the four NXP designees described in Item 5.02(d) above to fill the vacancies on the Board.

Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements for Businesses Acquired.
     The financial information required to be filed with respect to the acquired business described in Item 2.01 has not been filed on this initial Current Report on Form 8-K. Instead, financial information will be filed by amendment within 71 calendar days after the due date for the initial filing of this report with the Commission, as permitted by Item 9.01(a)(4) of Form 8-K.
     (b) Pro Forma Financial Information.
     The pro forma financial information required to be filed with respect to the acquired business described in Item 2.01 has not been filed on this initial Current Report on Form 8-K. Instead, the pro forma financial information will be filed by amendment within 71 calendar days after the due date for the initial filing of this report with the Commission, as permitted by Item 9.01(b)(2) of Form 8-K.
     (d) Exhibits

Exhibit No.	Description

3.6	Amended and Restated Certificate of Designation, dated February 5, 2010.

4.5	Second Amendment to Amended and Restated Rights Agreement.

10.40	Letter Agreement dated February 2, 2010 between Christos Lagomichos and Trident Microsystems, Inc.

99.1	Press release dated February 8, 2010 announcing completion of acquisition.

99.2	Press release dated February 8, 2010 announcing results of year ended December 31, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 8, 2010
TRIDENT MICROSYSTEMS, INC.

/s/ David L. Teichmann David L. Teichmann
Executive Vice President, General Counsel & Corporate Secretary